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PROXY

                    NORTH ATLANTIC ACQUISITION CORP - PROXY
                      Solicited by the Board of Directors
    for the Annual Meeting of Stockholders to be Held on February 10, 1999



                  The undersigned Stockholder(s) of NORTH ATLANTIC ACQUISITION CORP., a Delaware corporation ("NAAC"), hereby appoints David J. Mitchell and
C. Thomas McMillen, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of NAAC to be held on February 10, 1999 and at all adjournments thereof. This proxy will be voted and will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NAAC.

1. To approve the Merger Agreement, dated August 18, 1998, as amended December 3, 1998, providing for the merger of Moto Guzzi Corp., with and into NAAC, with NAAC continuing as the surviving corporation.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

2. To approve an amendment to the Certificate of Incorporation to change of corporate name to "Moto Guzzi Corporation."

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

3. To approve an amendment to the Certificate of Incorporation to increase the authorized capital stock of NAAC.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

4. To approve an amendment to the Certificate of Incorporation to classify the board of directors into three classes serving staggered terms.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

5. To approve an amendment to the Certificate of Incorporation to provide that two-thirds of the outstanding stock or the affirmative vote of a majority of the board of directors is required to amend or repeal the by-laws.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

6. To approve an amendment to the Certificate of Incorporation to provide that two-thirds of the outstanding stock is required to fill a vacany in the board of directors if not filled by the remaining members of the board of directors.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

7. To approve an amendment to the Certificate of Incorporation to provide that members of the board of directors may be removed only for cause and only by action of the board of directors or the vote of two-thirds of the outstanding stock.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

8. To approve an amendment to the Certificate of Incorporation to provide that officers and directors be indemnified except in certain circumstances as required by law.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

9. Election of the following Directors:

   FOR all nominees listed below except      WITHHOLD AUTHORITY to vote for all
   as marked to the contrary below |_|       nominees listed below   |_|

  Gianni Bulgari and Frank J. O'Connell (Class I), William Spier, Emanuel Arbib and Peter Hobbins (Class II), and Howard E. Chase, Mark S. Hauser and David J. Mitchell (Class III)

  (If Proposal 4 above is approved, the directors will serve in the classes indicated.)

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

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10.To approve the 1998 Stock Option Plan and 1998 Stock Plan for Outside
   Directors:

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

11.To approve an amendment to the Certificate of Incorporation to recapitalize each share of NAAC Class B Common Stock into two shares of NAAC Class A Common Stock and two NAAC Class A Warrants.

   FOR    |_|           AGAINST    |_|          ABSTAIN    |_|

12.In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

   |_| I plan on attending the Annual Meeting of Stockholders.

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                       Date                                1999
                            -----------------------------,


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                                          Signature

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                                      Signature if held jointly

                       Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.